NASDAQ: PEBO INVESTOR PRESENTATION 1ST QUARTER 2020 NASDAQ: PEBO 11

NASDAQ: PEBO WORKING TOGETHER BUILDING SUCCESS

NASDAQ: PEBO SAFE HARBOR STATEMENT Statements in this presentation which are not historical are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include discussions of the strategic plans and objectives or anticipated future performance and events of Peoples Bancorp Inc. (“Peoples”). The information contained in this presentation should be read in conjunction with Peoples’ Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “2019 Form 10-K”), and the earnings release for the first quarter ended March 31, 2020 (the “First Quarter Earnings Release”), included in Peoples Current Report on Form 8-K furnished to the Securities and Exchange Commission (“SEC”) on April 21, 2020, each of which is available on the Securities and Exchange Commission’s (“SEC”) website (www.sec.gov) or at Peoples’ website (www.peoplesbancorp.com). As required by U.S. generally accepted accounting principles, Peoples is required to evaluate the impact of subsequent events through the issuance date of its March 31, 2020 consolidated financial statements as part of its Quarterly Report on Form 10-Q to be filed with the SEC (“First Quarter Form 10-Q”). Peoples expects to file its First Quarter Form 10-Q with the SEC on or about May 6, 2020. Accordingly, subsequent events could occur that may cause Peoples to update its critical accounting estimates and to revise its financial information from that which is contained in this presentation. Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in Peoples’ 2019 Form 10-K under the section, “Risk Factors” in Part I, Item 1A. As such, actual results could differ materially from those contemplated by forward-looking statements made in this presentation. Management believes that the expectations in these forward-looking statements are based upon reasonable assumptions within the bounds of management's knowledge of Peoples’ business and operations. Peoples disclaims any responsibility to update these forward-looking statements to reflect events or circumstances after the date of this presentation. ® WORKING TOGETHER. BUILDING SUCCESS. 2

OUR RESPONSE TO COVID-19 NASDAQ: PEBO OUR RESPONSE TO COVID-19 CHANGE IN OPERATIONS The changes that the pandemic has had on our industry have been widespread and sweeping. • It has changed the way we provide our products and services, which is now more electronic and lobby access by appointment only. • It has required us to be nimble and provide relief for our clients, which includes quickly setting up the administration of recently announced loan programs while a substantial part of our workforce works remotely. FOR OUR CLIENTS • We are frequently calling our clients to check in on them • We are being accommodating and helpful in their time of need by providing loan modifications, payment deferrals and by granting fee waivers. • $534 million in commercial loan modifications as of May 1, 2020. • Over 1,100 consumer loan clients assisted as of May 1, 2020 with forbearance programs or interest only payments for an initial 90-day (consumer loans) or 180-day (residential real estate) period. • $480 million in SBA Paycheck Protection Program (PPP) loan authorizations as of May 1, 2020 • Peoples Bank had the highest PPP loan production as a percentage of total loans in phase 1 for all banks in Ohio, Kentucky and West Virginia. • One of only two banks in Ohio with a $25 million JobsOhio partnership to provide loans to existing business clients. Jobs Ohio is providing a 90% guarantee on the first $25 million of increased exposure to small businesses. Clients may obtain up to $200,000 in additional financing on terms that are favorable to the clients, subject to certain eligibility requirements. 3

OUR RESPONSE TO COVID-19 NASDAQ: PEBO FOR OUR COMMUNITIES • $250,000 donation to local charities, with majority going to fight hunger • Associates donating approximately $10,000 monthly to local food banks • Peoples Bank Foundation continues to accept grant applications • Company buys lunches for associates on Tuesdays and Thursdays from local restaurants BRANCHES AND OTHER DEPARTMENTS • Enabled remote work capabilities for associates as appropriate • Assistance programs for associates including paying for unexpected childcare and/or elder care, paying for associates that need to quarantine or are not feeling well for an extended period of time • A donation of $100,000 to our employee assistance program • Activated an Immediate Response Program to provide expedited funds to associates in need. • Associates at the level of Assistant Vice President and below received $500 stock award ® WORKING TOGETHER. BUILDING SUCCESS. 4

PROFILENASDAQ: PEBO INVESTMENT PROFILE, INVESTMENT RATIONALE, RATIONALECULTURE AND STRATEGY CULTURE STRATEGY5

CORPORATE PROFILE PROFILE NASDAQ: PEBO FINANCIAL HOLDING COMPANY HEADQUARTERED IN MARIETTA, OHIO Provides a broad range of banking, insurance and investment services. CURRENT SNAPSHOT: CURRENT FOOTPRINT: INVESTMENT Assets: $4.5 billion; Loans: $2.9 billion Demographics: Unemployment: Deposits: $3.4 billion Median Income: $52,112 OH 5.5% Market Capitalization: $450.7 million WV 5.8% Key Industries within our Markets: Assets Under Admin/Mgmt: $2.2 billion KY 6.1% Health Care US 4.4% Lumber Manufacturing (plastics/petrochemicals) RATIONALE Oil/Gas/Coal Activities (shale opportunities) Tourism CULTURE Market data as of March 31, 2020. Unemployment data from https://www.bls.gov/lau as of March 2020. Financial data as of March 31, 2020. ® STRATEGY WORKING TOGETHER. BUILDING SUCCESS. 6

GEOGRAPHIC FOOTPRINT NASDAQ: PEBO PEBO GEOGRAPHIC FOOTPRINT Cleveland 75 PA Peoples’ footprint includes full service branches Akron in Ohio, West Virginia and Kentucky. 77 Coshocton Cambridge Columbus MD IN 70 Caldwell 71 New Martinsville 33 Marietta Wilmington 50 Athens Vienna Cincinnati Parkersburg Jackson Pomeroy 79 32 Portsmouth Point Pleasant 75 Ashland Huntington 64 421 77 Prestonsburg VA TN 7

PEBO MARKET INSIGHT NASDAQ: PEBO PEBO MARKET INSIGHT DEPOSIT DEPOSIT MARKET MSA RANK ($000)* SHARE (%) MARIETTA, OH 1 884,414 52.05% CAMBRIDGE, OH 1 225,591 34.35% Strongest deposit market share positions in more • WILMINGTON, OH 1 199,573 32.56% rural markets where we can affect pricing PRESTONSBURG, KY 1 162,231 32.67% CALDWELL, OH 1 103,163 43.13% • Presence near larger cities puts us in position COSHOCTON, OH 2 105,915 20.69% to capture lending opportunities in more urban NEW MARTINSVILLE, WV 2 89,831 24.17% POMEROY, OH 2 62,897 23.61% markets (e.g. Akron, Cincinnati, Cleveland and PORTSMOUTH, OH 3 116,526 14.71% Columbus) ATHENS, OH 3 88,287 12.34% POINT PLEASANT, WV 3 84,507 22.89% JACKSON, OH 4 63,130 15.39% PARKERSBURG / VIENNA, WV 7 117,013 7.08% CINCINNATI, OH-KY-IN 14 424,205 0.31% HUNTINGTON / ASHLAND, WV-KY-OH 14 151,744 2.52% AKRON, OH 19 84,508 0.57% CLEVELAND / ELYRIA, OH 24 104,320 0.14% COLUMBUS, OH 27 101,525 0.16% OTHER 213,866 TOTAL 3,383,246 Source: FDIC Annual Summary of Deposits @ 6/30/19. MSA data corresponds to county level data where the city is located for the first thirteen cities listed. The last five cities listed are at the MSA level. ® WORKING TOGETHER. BUILDING SUCCESS. 8

INVESTMENT RATIONALE NASDAQ: PEBO UNIQUE COMMUNITY BANKING MODEL • Greater revenue diversity (31% non-interest income, excluding gains and losses) than the average $1 - 10 billion bank • Strong community reputation and active involvement • Local market teams capable of out-maneuvering larger banks • More sophistication and product breadth than smaller banks (insurance, retirement plans, swaps, etc.) STRONG, DIVERSE BUSINESSES EARNING NON-INTEREST INCOME • 20th largest bank-owned insurance agency, with expertise in commercial, personal, life and health • Wealth management – $2.2 billion in assets under administration and management, including brokerage, trust and retirement planning CAPACITY TO GROW OUR FRANCHISE • Strong capital and fundamentals to support M&A strategy • Proven integration capabilities and scalable infrastructure COMMITTED TO DISCIPLINED EXECUTION • Strong, integrated enterprise risk management process • Dedicated to delivering positive operating leverage • Focused on business line performance and contribution, operating efficiency and credit quality ATTRACTIVE DIVIDEND OPPORTUNITY • Targeting 40% to 50% payout ratio under normal operating environment • Dividend paid increased from $0.15 per share for Q1 2016 to $0.34 for Q1 2020 9

CORPORATE CULTURE NASDAQ: PEBO OUR VALUES OUR VISION PROMISE CIRCLE Our vision is to be THE BEST COMMUNITY BANK IN AMERICA. Peoples' Employee Promise Circle represents how we do business and our never-ending pursuit of creating value for our clients. Our strategies to OUR MISSION serve clients and enhance shareholder value often change, but our values remain constant. We will work side by side to overcome challenges and seize CLIENTS FIRST opportunities. We listen and work with you. Together, we will build and execute thoughtful plans and actions, blending our INTEGRITY ALWAYS experience and expertise, to move you toward your goals. Our core difference is providing you peace of mind, confidence and RESPECT FOR ALL clarity in your financial life. COMMITMENT TO COMMUNITY LEAD THE WAY EXCELLENCE IN EVERYTHING ® WORKING TOGETHER. BUILDING SUCCESS. 10

STRATEGIC ROAD MAP NASDAQ: PEBO STRATEGIC ROAD MAP FOR BEST COMMUNITY BANK IN AMERICA • Commitment to Superior Shareholder Returns • Great Place to Work • Clients’ 1st Choice for Banking, Investing and Insurance • Meaningful Impact on Our Communities RESPONSIBLE RISK EXTRAORDINARY PROFITABLE FIRST CLASS MANAGEMENT CLIENT EXPERIENCE REVENUE GROWTH WORKPLACE • Embrace Risk Management • Delight the Client • Acquire, Grow and • Hire for Values Retain Clients • Know the Risks: Strategic, • Deliver Expert Advice • Strive for Excellence Reputation, Credit, Market, and Solutions • Earn Client Referrals • Invest in Each Other Liquidity, Operational, • Provide a Consistent • Understand Client Compliance • Promote a Culture Client Experience Needs and Concerns of Learning • Do Things Right the • Lead Meaningful • Live the Sales and • Coach in Every Direction First Time Client Reviews Service Processes • Raise Your Hand • Recognize and Reward • Evolve the Mobile • Value Our Skills and Performance • Discover the Root Cause Experience Expertise • Balance Work and Life • Excel at Change • DWYSYWD • Operate Efficiently Management • Cultivate Diversity • Execute Thoughtful Mergers and Acquisitions • Spread Goodness 11

STOCK PERFORMANCE NASDAQ: PEBO TOTAL ANNUAL RETURN AS OF DECEMBER 31, 2019 CUMULATIVE TOTAL RETURN YEAR TO DATE ��� AS OF APRIL 30, 2020 31% ��� RUSSELL 2000 PEBO PEER GROUP FINANCIAL SVCS S&P 500 27% -9% ��� 24% -29% -29% -30% ��� 20% 17% ��� 15% 15% 14% 13% 12% 12% ��� PEBO 9% 9% PEER GROUP 6% RUSSELL 2000 FINANCIAL SERVICES �� 5% 4% S&P 500 �� Total Return includes impact of dividends 1-YEAR 3-YEAR 5-YEAR 10-YEAR Peers include: SRCE, CHCO, CCNE, CTBI, FMNB, FISI, FCF, FDEF, THFF, FRME, GABC, HBNC, LKFN, PRK, STBA, SYBT, TMP, TSC, UCFC, NWBI, SMMF Source: Bloomberg ® WORKING TOGETHER. BUILDING SUCCESS. 12

COVID-19NASDAQ: PEBO CAPITALCOVID-19 CAPITAL , LIQUIDITY & CREDIT IMPACT LIQUIDITY & CREDIT1313 IMPACT

CAPITAL NASDAQ: PEBO WE HAVE LOOKED AT OUR CAPITAL LEVELS UNDER DIFFERENT STRESSED SCENARIOS. • The graph below is based on the following key stressed assumptions, related to bank capital: • No net income for the remainder of 2020, dividend continues at $0.34 per quarter, a measured approach on share repurchases COVID-19 and growth in loans from the JobsOhio program the premium finance acquisition (starting in July of 2020). • Capital is most constrained at the total risk based capital level at the bank • Assuming the scenario above, Peoples could withstand pre-tax losses of approximately $93 million (in addition to stressed scenario) in 2020 and future periods, and still remain above well capitalized levels for all regulatory ratios at the bank level. • We will continue to perform capital stress testing and will adjust capital levers (dividends and share repurchases) to maintain adequate capital during the crisis. CAPITAL BANK LEVEL REGULATORY CAPITAL RATIOS LIQUIDITY & ® CREDIT IMPACT WORKING TOGETHER. BUILDING SUCCESS. 14

LIQUIDITY NASDAQ: PEBO WE ARE WELL POSITIONED FROM A LIQUIDITY PERSPECTIVE • We had a loan-to-deposit ratio of 86% at March 31, 2020, which enables us to be flexible and grow loans when it is prudent. • We can leverage our investment securities to gain liquidity through sales or pledging. • Our loans give us the ability to increase borrowing capacity by pledging loans to provide liquidity to meet the borrowing needs of our customers. • We intend to fully utilize the Federal Reserve’s program to take the SBA PPP loans as collateral for our borrowings. • As April progressed, we saw an increase in our deposits, as we experienced inflows from stimulus money to consumers, and the majority of PPP money was deposited within the bank. • We realize that these inflows will diminish over time and will remain focused on maintaining a high level of borrowing capacity at the Federal Reserve Bank, the FHLB of Cincinnati and other borrowing facilities. • We do not expect the loan-to-deposit ratio, excluding the the PPP loans and premium finance acquisition, to grow substantially during the year, as loan pipelines have decreased at the current time. • We currently anticipate funding the premium finance portfolio through a combination of security liquidations and short term wholesale funding. 15

CREDIT RISK MANAGEMENT PROCESS NASDAQ: PEBO LOAN PORTFOLIO COMPOSITION MANAGEMENT & MONITORING • Robust concentration management process focused on • Clear segregation of duties between sales & credit portfolio risk diversification - Signature approval process with Credit representation • Relationship based lending - Centralized risk rating, borrowing base monitoring, • CRE and C&I are balanced with Consumer covenant tracking & testing • CRE financing for "A" tier developers only - Consistent documentation & loan funding process • Very limited out of market lending centrally managed by Credit with second review Growing consumer portfolios organically and through acquisitions • • Experienced workout team dedicated to proactive • $4.5 billion bank with $25mm guideline for maximum loan exposure rehabilitation or exit per relationship • Robust construction loan monitoring & funding process independently managed by Credit Administration staff POLICY / UNDERWRITING STANDARDS • Experienced, independent commercial and consumer underwriters OVERSIGHT - Comprehensive commercial underwriting package includes Board approval required for loan relationships > $25.0mm standardized loan covenant language, sensitivity analysis, and industry research • External loan review by large accounting and advisory firm • Quarterly Criticized Asset Review (CAR) meetings for loans > $500m • Risk appropriate CRE policy standards that vary by asset class • Quarterly review of Systemically Important Relationships (SIRs) • Established limits on policy exceptions; volume and trends • Monthly Loan Quality Committee meetings monitored monthly • Use of government guarantee programs when appropriate • Abbreviated approval process for loan exposures < $1.0mm • First quarter 2020 average credit scores for Indirect portfolio is 732. First quarter 2020 average credit scores for Indirect production is 730. • Use of automated underwriting systems to evaluate all residential loan requests (e.g. Fannie Mae Desktop Underwriter) ® WORKING TOGETHER. BUILDING SUCCESS. 16

SALIENT CREDIT FACTS FOR KEY COVID-19 IMPACTED SEGMENTS NASDAQ: PEBO SUMMARY OF COVID-RELATED RELIEF EFFORTS - Began relief program on March 16, 2020 COMMERCIAL CLIENTS - AS OF MAY 1, 2020 • Approved 485 modifications for 264 Clients. Most relief requests were for Interest Only Payments for 120 days. • $534MM or 18% of Total Loan Portfolio / 32% of Commercial Loan Portfolio • 9% of Total Bank Commercial Loans • 7% of Total Bank Commercial Clients CONSUMER CLIENTS - AS OF MAY 1, 2020 • Approved 1,249 modifications for 1,137 Clients • $39MM or 1% of Total Loan Portfolio / 3% of Consumer Loan Portfolio • 3% of Total Bank Consumer Loans COMMERCIAL PORTFOLIO • Total Loan Portfolio is $2.9B. Commercial is $1.66B of portfolio (57% of loan balances) • Commercial Portfolio Distribution: C&I is 63% and ICRE is 37%. It is a diversified Loan Portfolio • Segments most impacted by COVID-19: Restaurants, Hotels, Floorplans, ICRE (Office and Retail), and Daycares, which account for 70% of modifications (dollars) approved CONCENTRATIONS SUMMARY RESTAURANTS • Loans to McDonald’s Franchise Operators account for 77% of the $158MM Portfolio • McDonald’s portfolio consists of 23 relationships with average loan size of $1.2MM • Top 5 McDonald’s Operators account for 50% of the Portfolio • Guarantors provide additional support • Proactive outreach to operators with bank COVID-19 relief program • Corporate McDonald’s is assisting with rent and service fee deferments • Other restaurant exposure is $36.6MM with approximately 20% having SBA guarantees. • $8MM in Loan Modifications Approved as of 4/24/2020 17 UNLESS SPECIFIED OTHERWISE BALANCES ARE AS OF MARCH 31, 2020

SALIENT CREDIT FACTS FOR KEY COVID-19 IMPACTED SEGMENTS NASDAQ: PEBO HOTELS & LODGING • Portfolio is $70.6MM. Top 5 relationships account for 84% of the portfolio. Majority of the exposure represents flagged properties. • Average loan amount is $2.5MM. Average LTV is 56%. • $70MM in loan modifications approved as of 4/24/2020. FLOORPLANS • $96MM in floorplan balances including $56MM to Auto Dealers, $13MM to RV, ATV, Motorcycle Dealers and $27MM to Commercial Equipment Companies. • Auto Dealer Portfolio consists of 16 Floorplans, with an average commitment size of $2.7MM. • Peoples Bank has an experienced Segment Leader on staff, uses an extensive Floorplan Tracking System and performs Collateral Audits frequently. ENERGY • $6MM in exposure. Average loan size in the portfolio is $119M. • Most operators are supports services for Oil & Gas or mining companies. MULTIFAMILY • Portfolio is $117MM. Top 5 relationships account for 40% of the portfolio. • Largest loan in the portfolio accounts for 14% of total balances. Sponsors report unencumbered liquidity of 200MM. • Portfolio has strong sponsors (top tier) with decades of experience and substantial liquidity. • Projects are typically taken to the permanent market. ASSISTED LIVING FACILITIES • Portfolio is $79MM. Approximately 80% of the Skilled Nursing Facilities are private-pay and not reliant on Medicare. • Peoples Bank has had no requests for payment relief from this portfolio as of 4/24/2020 UNLESS SPECIFIED OTHERWISE BALANCES ARE AS OF MARCH 31, 2020 18

DELINQUENCY AND CHARGE OFF TRENDS NASDAQ: PEBO OUR DELINQUENCY AND NET CHARGE OFF TRENDS HAVE REMAINED STABLE TO IMPROVING FOR FOUR PLUS YEARS. PercentagePercentage of of LoansLoans considered Considered Current “Current” Percentage of Net Charged Offs to Average Loans Annualized Charge Offs Annuali�ed ���� ����� 98.6% 98.5% 98.5% 98.5% 98.0% ��� ����� 0.15% 0.15% 0.09% 0.07% ��� ����� 0.04% ����� ����� ����� ����� ����� ����� ����� ����� ����� ����� 19

ASSET QUALITY - NPAS / ASSETS
NASDAQ: PEBO

## NPAS AS A PERCENTAGE OF TOTAL ASSETS HAVE CONSISTENTLY BEEN SUPERIOR TO MIDWEST BANKS WITH $1 TO $10 BILLION IN TOTAL ASSETS. Q1 2020 UPTICK IS PRIMARILY DRIVEN BY CECL ACCOUNTING.


NPAS / ASSETS
1.0%
0.8%
0.6%
0.4%
0.2%
0.0%
0.57%
0.56%
0.49%
0.48%
0.46%
0.46%
0.49%
0.45%
0.47%
0.48%
0.50%
0.61%
Q2-17
Q3-17
Q4-17
Q1-18
Q2-18
Q3-18
Q4-18
Q1-19
Q2-19
Q3-19
Q4-19
Q1-20
$1 TO $10 BILLION MIDWEST BANKS
PEBO

The new accounting for purchased credit deteriorated loans under ASU 2016-13 resulted in the movement of $3.9 million of loans from the 90+ days past due and accruing category to the nonaccrual category on March 31, 2020. As of December 31, 2019, these loans were presented as 90+ days past due and accruing, although they were not accruing interest income, because they were accreting income from the discount that was recognized due to acquisition accounting.

Source: S&P Global Market Intelligence. Nonperforming assets include loans 90+ days past due and accruing, renegotiated loans, nonaccrual loans, and other real estate owned.

WORKING TOGETHER. BUILDING SUCCESS.®
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NPAS / TOTAL ASSETS CRE Concentration Analysis NASDAQ: PEBO 3.00% PEBO IS NEAR THE MIDDLE OF OUR PEER GROUP IN TERMS OF NPAS / TOTAL ASSETS AS OF DECEMBER 2019. PEER BANKS NPAS / TOTAL ASSETS 2.25% 1.50% 0.75% 0.00% TSC FRME FISI SYBT GABC FCF FMNB SRCE TMP HBNC THFF LKFN PEBO FDEF CCNE CHCO NWBI UCFC STBA PRK SMMF CTBI Source: S&P Global Market Intelligence, Commercial Bank Call Report Data as of 12/31/19. Peer financial institutions are used in this presentation. The parent holding companies of these financial institutions did not comprise the peer group of financial institution holding companies used by Peoples’ Compensation Committee in analyzing and setting executive compensation for 2019. Note: For the following peers, 12/31/19 data was not required to be reported for banks less than $3.0 billion, so the data above represents the most recent that is available for these peers: UCFC, SMMF, FMNB. 21

NPA
COMPOSITION
NASDAQ: PEBO

## NPAS AT 3/31/20 WERE PRIMARILY COMPOSED OF WELL-COLLATERALIZED COMMERCIAL REAL ESTATE AND RESIDENTIAL REAL ESTATE LOANS. INCREASE IN Q1-20 IS MAINLY DUE TO ACCOUNTING CHANGE TO CECL.


$ MILLIONS
$25
$20
$15
$10
$5
$0
Q1-16 Q2-16 Q3-16 Q4-16 Q1-17 Q2-17 Q3-17 Q4-17 Q1-18 Q2-18 Q3-18 Q4-18 Q1-19 Q2-19 Q3-19 Q4-19 Q1-20
CRE
RESIDENTIAL
C&I
HELOC
CONSUMER

The new accounting for purchased credit deteriorated loans under ASU 2016-13 resulted in the movement of $3.9 million of loans from the 90+ days past due and accruing category to the nonaccrual category on March 31, 2020. As of December 31, 2019, these loans were presented as 90+ days past due and accruing, although they were not accruing interest income, because they were accreting income from the discount that was recognized due to acquisition accounting.

WORKING TOGETHER. BUILDING SUCCESS.®
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ASSET QUALITY NASDAQ: PEBO CRITICIZED LOANS AS A PERCENT OF TIER 1 CAPITAL ANDAsset ALLL �ualit HAVEy BEEN AT OR NEAR AN 18-YEAR LOW. ��� CRITICIZED LOANS / ��� TIER 1 CAPITAL + ALLL * 39.16% ��� ��� CLASSIFIED LOANS / 29.89% TIER 1 CAPITAL + ALLL * 28.10% ��� 25.61% ��� 28.72% 21.22% 19.58% 19.34% ��� 17.23% 17.40% 14.49% ��� 13.14% 10.78% *In accordance with SEC 14.82% reporting methodologies. ��� Criticized loans includes loans categorized as special mention, substandard or doubtful. �� Classified loans includes loans categorized as substandard or doubtful. �� ����� ����� ����� ����� ����� ����� ����� 23

CRE CONCENTRATION ANALYSIS

NASDAQ: PEBO

## CRE EXPOSURE IS WELL BELOW SUPERVISORY CRITERIA ESTABLISHED TO IDENTIFY INSTITUTIONS WITH HEIGHTENED CRE CONCENTRATION RISK.

- Exposure levels also compare favorably to peer institution concentration levels.
- Concentration levels have improved relative to peers on a linked quarter basis.


PEER BANK SUBS - CRE LOANS / RISK-BASED CAPITAL
400%
350%
300%
250%
200%
150%
100%
50%
0%
220%
118%
STBA TSC FDEF CCNE TMP FCF SYBT Universe $1-$10 B CHCO FISI GABC FRME HBNC LKFN SMMF UCFC CTBI PRK NWBI THFF FMNB PEBO SRCE

**300% IS THE LEVEL CONSIDERED HEIGHTENED CRE CONCENTRATION RISK PER SUPERVISORY GUIDANCE**

Source: S&P Global Market Intelligence, Commercial Bank Call Report Data as of 12/31/19. Per April 2013 OCC-FRB Guidance. CLD Loans defined as total loans for construction, land and land development. CRE Loans defined as total non-owner-occupied CRE loans (including CLD).

Peer financial institutions are used in this presentation. The parent holding companies of these financial institutions did not comprise the peer group of financial institution holding companies used by Peoples' Compensation Committee in analyzing and setting executive compensation for 2019.

Note: For the following peers, 12/31/19 data was not required to be reported for banks less than $3.0 billion, so the data above represents the most recent that is available for these peers: UCFC, SMMF, FMNB.

WORKING TOGETHER. BUILDING SUCCESS.®

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# CRE CONCENTRATION ANALYSIS

NASDAQ: PEBO

## PEER BANK SUBS - CONSTRUCTION, LAND AND LAND DEVELOPMENT LOANS / RISK-BASED CAPITAL


110%
100%
90%
80%
70%
60%
50%
40%
30%
20%
10%
0%
100% IS THE LEVEL CONSIDERED HEIGHTENED CONSTRUCTION, LAND AND LAND DEVELOPMENT CONCENTRATION RISK PER SUPERVISORY GUIDANCE
45%
21%
CCNE
FDEF
UCFC
FISI
SYBT
FRME
TSC
LKFN
SMMF
Universe $1-$10 B
THFF
STBA
TMP
GABC
PRK
HBNC
FCF
FMNB
CTBI
PEBO
NWBI
CHCO
SRCE

Source: S&P Global Market Intelligence, Commercial Bank Call Report Data as of 12/31/19. Per April 2013 OCC-FRB Guidance. CLD Loans defined as total loans for construction, land and land development. CRE Loans defined as total non-owner-occupied CRE loans (including CLD).

Peer financial institutions are used in this presentation. The parent holding companies of these financial institutions did not comprise the peer group of financial institution holding companies used by Peoples' Compensation Committee in analyzing and setting executive compensation for 2019.

Note: For the following peers, 12/31/19 data was not required to be reported for banks less than $3.0 billion, so the data above represents the most recent that is available for these peers: UCFC, SMMF, FMNB.

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STRATEGICNASDAQ: PEBO STRATEGIC PRIORITIES AND PRIORITIESFINANCIAL RESULTS FINANCIAL RESULTS26

STRATEGIC PRIORITIES NASDAQ: PEBO STRATEGIC OUR STRATEGIC PRIORITIES ARE BEING CHALLENGED BY COVID-19. POSITIVE OPERATING LEVERAGE • Expand revenue versus expense growth gap beyond 2% (PAGE 31) • Focused on sustainable revenue growth (PAGE 34) • Disciplined expense management (PAGE 35) • Drive core efficiency ratio below 60% (PAGE 36) • Preserve key metrics (PAGE 37) PRIORITIES SUPERIOR ASSET QUALITY • Maintain metrics superior to most of our peers (PAGE 20) • Balance growth with prudent credit practices (PAGES 22-23) • Improve diversity within the loan portfolio (PAGES 24-25, 38) HIGH QUALITY BALANCE SHEET • Achieve meaningful loan growth each year (PAGE 39) • Maintain emphasis on core deposit growth (PAGES 40-41) • Adjust earning asset mix by shifting investments to loans (PAGE 42) FINANCIAL • Prudent use of capital – dividends, share repurchases and acquisitions (PAGE 43) ® RESULTS WORKING TOGETHER. BUILDING SUCCESS. 27

# STRATEGIC TARGETS

NASDAQ: PEBO

| | METRICS | YTD 12/31/19 | YTD 3/31/20 | 3-YEAR STRATEGIC TARGET RANGE* | STATUS AS OF 12/31/19 | STATUS AS OF 3/31/20 |
|---|---|---|---|---|---|---|
| IMPROVE ASSET QUALITY | NPAs as a percent of total loans and OREO (1) | 0.76% | 0.94% | 0.70% to 1.00% | ✓ | ✓ |
| | Annualized net charge-offs as a percent of average total loans | 0.04% | 0.07% | 0.30% to 0.50% | ✓ | ✓ |
| ADJUST BALANCE SHEET MIX | Total loans to total assets | 65.50% | 64.19% | 72.0% to 77.5% | | |
| | Total loans to total deposits | 87.50% | 84.41% | 85.0% to 95.0% | ✓ | |
| | Demand Deposit Accounts (DDAs) to total deposits | 39.71% | 40.14% | 40.0% to 45.0% | | ✓ |
| | Borrowings to total funding | 10.84% | 10.35% | 15.0% to 20.0% | ✓ | |
| HIGH QUALITY, DIVERSIFIED REVENUE STREAM | Total revenue growth versus prior year period | 10.11% | 10.23% | 5% to 9% | ✓ | ✓ |
| | Non-interest income, excluding gains and losses, to total revenue | 31.54% | 30.78% | 35% to 40% | | |
| STRONG CAPITAL POSITION | Total stockholders' equity to total assets | 13.65% | 13.06% | 12% to 14% | ✓ | ✓ |
| | Tangible equity to tangible assets (2) | 9.98% | 9.47% | 8% to 10% | ✓ | ✓ |
| OPERATING LEVERAGE | Net interest margin (3) | 3.69% | 3.51% | 3.6% to 3.8% | ✓ | |
| | Efficiency ratio adjusted for non-core items (2) | 61.09% | 65.55% | Below 60% | | |
| EXECUTE ON STRATEGIES | Return on average stockholders' equity adjusted for non-core items (2) | 10.63% | -0.35% | 11.5% to 13.0% | | |
| | Return on average assets adjusted for non-core items (2) | 1.42% | - 0.05% | 1.45% to 1.55% | | |
| | Pre-provision net revenue adjusted for non-core items / total average assets (2) | 1.79% | 1.45% | Over 1.80% | | |
| | Dividend payout (4) | 50.08% | NM | 40% to 50% | ✓ | |

(1) Nonperforming loans include loans 90+ days past due and accruing, renegotiated loans and nonaccrual loans. Nonperforming assets (NPAs) include nonperforming loans and Other Real Estate Owned (OREO).
(2) Non-US GAAP financial measure. See Appendix.
(3) Information presented on a fully tax-equivalent basis.
(4) Dividend data reflects amounts declared with respect to earnings for the period indicated.

* Current 3 Year Strategic Planning Period = 2019-2021

28

FINANCIAL EXPECTATIONS NASDAQ: PEBO FINANCIAL EXPECTATIONS – 2020 • We are now using the Current Expected Credit Loss (“CECL”) model. Financial expectations exclude any large market changes, the impact of the SBA Paycheck Protection Program (PPP) and the recently announced premium financing company acquisition • Projected organic loan growth of 0% to 2% for the full year of 2020. • We believe net interest margin will be between 3.30% and 3.45% for the remaining nine months of 2020. • Fee-based revenue is expected to average $16 million per quarter for the last three quarters of 2020. • We expect quarterly core non-interest expense to be between $33 and $34 million, adjusted for non-core items. • As it relates to the SBA PPP, we believe we will earn approximately $15 million in pre-tax income during 2020. We believe the third quarter should be the most impacted by the benefit from this program. • We anticipate that the premium finance company acquisition will be accretive to earnings by approximately $0.02 to $0.04 during 2020 and $0.11 to $0.14 in 2021 excluding one-time acquisition cost. ® WORKING TOGETHER. BUILDING SUCCESS. 29

PEOPLES PREMIUM FINANCE NASDAQ: PEBO We signed an asset purchase agreement under which Peoples Bank will acquire the operations and assets of Triumph Premium Finance ("TPF"), a division of TBK Bank, SSB. Based in Kansas City, Missouri, TPF provides premium finance services for customers to purchase property and casualty insurance products through its growing network of independent insurance agency customers nationwide. As of December 31, 2019, TPF had total receivables of approximately $100 million, with a gross yield of 6 - 7% Upon consummation of the agreement, current Senior Vice President of TPF, John Binaggio, will manage the insurance premium financing operations for Peoples Bank, to be called Peoples Premium Finance. The group has less than 10 employees. The transaction is expected to be immediately accretive to PEBO's earnings per share, adding approximately $0.02 to $0.04 in 2020 and $0.11 to $0.14 in 2021. Closing is expected during the early part of the third quarter of 2020 and is subject regulatory approval and other conditions set forth in the purchase agreement. For the client, premium financing is typically done with a 15 - 20% down payment, followed by 9 - 10 monthly payments. Premium financing is typically done with a 15 - 20% down payment, followed by 9 - 10 monthly payments. 30

ADJUSTED OPERATING LEVERAGE NASDAQ: PEBO WE HAVE MADE PROGRESS ON POSITIVE OPERATING OVER RECENT YEARS. CURRENT CONDITIONS WILL LIKELYAdjusted PREVENT Operating CONTINUED Leve ragePROGRESS IN 2020. Versus the VERSUSsame quarter THE inPRIOR the prior YEAR, ye arADJUSTED OPERATING VeLEVERAGErsus the prior WAS ye ar POSITIVE FOR FISCAL YEARS 2016 THROUGH 2019. 5% 4% 3% 2% 1% 0% FY-16 FY-17 FY-18 FY-19 Adjusted operating leverage is a non-US GAAP financial measure calculated as the difference between total revenue (which is net interest income plus total non interest income (excluding all gains and losses)) growth and non-interest expense growth, on a percentage basis, excluding the impact of acquisition-related expenses and pension settlement charges. ® WORKING TOGETHER. BUILDING SUCCESS. 31

NASDAQ: PEBO Q1 2020 FINANCIAL PERFORMANCE 32

Q1 2020 HIGHLIGHTS & KEY IMPACTS NASDAQ: PEBO Q1 2020 PERFORMANCE HIGHLIGHTS AND KEY IMPACTS • Total loan balances increased $37.9 million, or 5% annualized, compared to December 31, 2019, and $173.9 million, or 6%, compared to March 31, 2019 • Asset quality metrics were generally stable during the quarter • Annualized net charge-off levels remained low, at 0.07% of average total loans for the first quarter of 2020 • Delinquency trends remained stable as loans considered current comprised 98.5% of the loan portfolio at March 31, 2020, and were relatively flat compared to 98.6% at both December 31, 2019 and March 31, 2019 • Total deposit balances at March 31, 2020 increased $107.0 million, or 13% annualized, compared to December 31, 2019, and $261.0 million, or 8%, compared to March 31, 2019 • Net interest margin was 3.51%. Interest bearing liabilities were down 12 basis points from fourth quarter of 2019 • Net interest income was $34.6 million, an increase of $722,000, or 2%, over the first quarter of 2019 • Recorded a provision for credit losses of $17.0 million, compared to a provision for loan losses of $1.1 million for the fourth quarter of 2019, and a recovery of loan losses of $263,000 for the first quarter of 2019 ® WORKING TOGETHER. BUILDING SUCCESS. 33

TOTAL REVENUE NASDAQ: PEBO TOTAL REVENUE OF $50 MILLION FOR Q1-20. REVENUE IN THE LATER HALF OF 2020 WILL BENEFIT FROM PPP AND PREMIUM FINANCE ACQUISITION REVENUE. COVID-19 AND RATE ENVIRONMENT WILL MUTE YEAR OVER YEAR ORGANIC GROWTH. �������� Beginning in the second quarter of 2018, Peoples �������� benefited from the $64,892 acquisition of ASB $57,234 Financial Corp (“ASB”). Additionally, beginning $52,653 �������� $51,070 in the second quarter of $47,441 $140,838 2019, Peoples benefited $129,612 from the acquisition of First Prestonsburg. �������� $40,053 $113,377 $104,865 ($ THOUSANDS) $97,612 $69,506 ������� $15,737 $34,325 �� ����� ����� ����� ����� ����� ����� ����� NET INTEREST INCOME NON-INTEREST INCOME, EXCLUDING GAINS AND LOSSES 34

CORE NON-INTEREST EXPENSE*
NASDAQ: PEBO

## THE RECENT ESCALATION IN EXPENSES WAS DUE TO ACQUISITIONS, OUR MOVE TO A $15 MINIMUM WAGE, AND AN INCREASE IN FTE'S FOR GROWTH AND TECHNOLOGY INVESTMENTS. COVID-19 NOT EXPECTED TO CAUSE A MATERIAL INCREASE IN EXPENSES.


($ THOUSANDS) NOT TO SCALE
$150,000
$125,000
$100,000
$75,000
$50,000
$25,000
$34,325
FY-14
FY-15
FY-16
FY-17
FY-18**
FY-19**
Q1-20
CORE NON-INTEREST EXPENSES*
EXPENSES RESULTING FROM ACQUISITIONS**

* Non-US GAAP financial measure. See Appendix.

**2014, 2015, 2018 and 2019 included a partial quarter of expenses resulting from the Midwest Bancshares, Inc. (2014), Ohio Heritage Bancorp, Inc. (2014), North Akron Savings Bank (2014), National Bank and Trust (2015), American Savings Bank (2018), and First Prestonsburg (2019) acquisitions, respectively, such as salaries and occupancy expenses.

WORKING TOGETHER. BUILDING SUCCESS.® 35

# EFFICIENCY RATIO ADJUSTED FOR NON-CORE ITEMS*

NASDAQ: PEBO

## COVID-19 AND REDUCED NET INTEREST MARGIN HAVE IMPACTED THE EFFICIENCY RATIO IN Q1, ALONG WITH CERTAIN EXPENSES THAT OCCUR IN THE FIRST QUARTER OF EACH YEAR.



NOT TO SCALE
70%
69%
68%
67%
66%
65%
64%
63%
62%
61%
60%
69.55%
67.49%
64.30%
61.85%
61.32%
61.09%
65.55%
FY-14
FY-15
FY-16
FY-17
FY-18
FY-19
Q1-20

*The efficiency ratio adjusted for non-core items is defined as core non-interest expense (less amortization of other intangible assets) as a percentage of fully tax-equivalent net interest income plus core non-interest income excluding all gains and losses. This amount represents a non-US GAAP financial measure since it excludes the impact of all gains and/or losses, acquisition-related expenses, pension settlement charges, amortization of other intangible assets and uses fully tax-equivalent net interest income. See Appendix.

36

IMPROVEMENT IN KEY METRICS NASDAQ: PEBO WE HAVE MADE STEADY PROGRESS ON THESE METRICS OVER THE RECENT YEARS. THE PROVISION FOR CREDIT LOSSES SIGNIFICANTLYImpr IMPACTEDovement THESEIn Key METRICS Metrics IN Q1 2020. Improvement In Key Metrics Improvement In Key Metrics Return on Average Assets Ad�usted for Non-CoImprre Itemsovement In KeyReturn Metrics on Average Tangible Stockholders� RETURN ON AVERAGE ASSETS RETURNE� ONui tyAVERAGE Ad�usted TANGIBLE for Non-Core STOCKHOLDERS’ Items EQUITY ReturnADJUSTED on Average FOR Assets NON-CORE Ad�usted ITEMS for Non-1 Core Items ReturnADJUSTED on Average FOR Tangible NON-CORE Stockholde ITEMSrs1� Return����R oneturn Aver onage Av erAssetsage Assets Ad�usted Ad�usted for Non- forCo Non-re ItemsCore Items ��� ReturnR eturnonE� uiAvty erageon Ad�usted Av erageTangible for Tangible Non-CoreStockholde Stockholde Itemsrs� rs� E�uity Ad�usted for Non-Core15.48% Items15.39% ���� ��� E�uity Ad�usted for Non-Core Items ��� �������� ���� 1.42% ��� ��� 1.32% ��� 11.43% 11.30% 11.40% ���� 1.08% ����� ��� ���� 0.93%���� 0.97% ���� �� 7. 32% ���� 0.62% ����� �� ���� �� ���� ���� ����� ���� �� �� ���� ���� -0.05% SCALE TO NOT ���� ���� �� -0.68% ���� �� ����� ����� ����� ����� ����� ����� ����� ����� ����� ����� ����� ����� ����� ����� ���� ���� ����� ����� ����� ����� ����� ����� ����� �� �� ����� ����� ����� ����� ����� ����� ����� ����� ����� ����� ����� ����� ����� ����� ����� ����� ����� ����� ����� ����� ����� ����� ����� ����� ����� ����� ����� ����� ����� ����� ����� ����� ����� Tangible Book Value Per Share 1 ��� TANGIBLE BOOKTangible VALUE Book PERValue SHARE Per Share PPNR ADJUSTED FOR NON-CORE ITEMS ��� PPNR��� TO TOTAL AVERAGE ASSETS ADJUSTED FOR NON-CORE����� ITEMS1 ��� TangibleTangible Book ValueBook PerValue Share Per Share ��� ����� ��� ����� � ������ ��� ����� ����� $20.14 $19.97 ��� $75.8 ����� � ��� ����� ��� ����� ����� � ��� $68.4 ������ ��� ��� ��� $58.6 ����� ����� $18.30 ����� � ��� ����� ������ ��� ����� ����� � $50.4 1.77% 1.79% $17.17 ����� � ��� ����� ����� ������ ��� ��� $41.6 1.67% ��� ���������� ��� 1.52% ��� $15.89 ��� ��� $30.8 1.45% ��� ��$15.57��� � ��� ����� ����� ($ MILLIONS) NOT TO SCALE TO NOT ��� ����� SCALE TO NOT � ��� 1.37% 1.34% ����� ��� ������ $14.68 ��� $15.8 ����� ����� ����� ����� ����� ����� ����� ����� ��� ������� ���������� ���������� ���������� ���������� ���������� ������������� ��� ��� ����� ����� ����� ����� ����� ����� ���������� ����� ����� ������� ��������� ���������� ������� ���������� ������ ����� ����� �������� ������� ������������������ ���������� ����� ����� ® 1 Non-US GAAP financial measure. See Appendix. WORKING TOGETHER. BUILDING SUCCESS. 37

LOAN COMPOSITION NASDAQ: PEBO LOAN COMPOSITION REFLECTS HEALTHY RISK DIVERSITY. Loan Composition TOTAL LOAN PORTFOLIO* = $2.9 BILLION TOTAL CRE PORTFOLIO** = $0.9 BILLION Commercial Real Estate Portfolio Loan Portfolio �Excluding Deposit Overdrafts� Commercial Real Estate Portfolio 6 7 1 5 12 11 4 2 1 10 9 3 3 4 8 5 7 2 6 1 COMMERCIAL REAL ESTATE (CRE) 31% 5 CONSUMER, INDIRECT 14% 1 MULTI FAMILY 10% 7 RETAIL 11% 2 COMMERCIAL & INDUSTRIAL 23% 6 CONSUMER, DIRECT 3% 2 MIXED USE 12% 8 HOTEL / MOTEL 6% 3 RESIDENTIAL REAL ESTATE 22% 7 CONSTRUCTION 4% 3 INDUSTRIAL 8% 9 WAREHOUSE 8% 4 HOME EQUITY LINES OF CREDIT 4% 4 DAY CARE CENTER 2% 10 ASSISTED LIVING 5% 5 GAS STATION 2% 11 LAND 2% 6 OFFICE 17% 12 OTHER 14% Data as of March 31, 2020. *Excludes deposit overdrafts. **Total CRE includes commercial real estate and construction loans, and exposure includes commitments. 38

# TOTAL LOAN GROWTH

NASDAQ: PEBO

TOTAL LOANS ARE $2.9 BILLION FOR Q1-20. TOTAL LOAN BALANCES INCREASED 5% ANNUALIZED, COMPARED TO DECEMBER 31, 2019.



($ MILLIONS) NOT TO SCALE
$3000
$2600
$2200
$1800
$1400
$1000
FY-14
FY-15
FY-16
FY-17
FY-18
FY-19
Q1-20
TOTAL LOANS EXCEPT ASB & FIRST PRESTONSBURG
ASB ACQUIRED LOANS
FIRST PRESTONSBURG ACQUIRED LOANS
AVERAGE LOAN BALANCES

39

DEPOSIT GROWTH NASDAQ: PEBO TOTAL DEPOSIT BALANCES AT MARCH 31, 2020 INCREASED $107.0 MILLION, OR 13% ANNUALIZED DEPOSIT GROWTH, COMPARED TODeposit DECEMBER Growth 31, 2019. FOR THE QUARTER ENDED MARCH 31, 2020. ����� BROKERED CERTIFICATES OF DEPOSIT $3,398 GOVERNMENTAL DEPOSIT ACCOUNTS $3,291 ����� MONEY MARKET DEPOSIT ACCOUNTS $2,955 RETAIL CERTIFICATES OF DEPOSIT $2,730 SAVINGS ACCOUNTS ����� $2,536 $2,510 INTEREST-BEARING DDAS* NON-INTEREST-BEARING DDAS* ����� $1,933 ($ MILLIONS) NOT TO SCALE TO NOT ($ MILLIONS) ����� 40% ���� DDAs ���� ����� ����� ����� ����� ����� ����� ����� *DDAs stands for demand deposit accounts and represents interest-bearing and non-interest bearing transaction accounts. ® WORKING TOGETHER. BUILDING SUCCESS. 40

LOANS TO DEPOSITS NASDAQ: PEBO OUR LOAN TO DEPOSIT RATIO IS LOW COMPARED TO PEER GROUP, WHICH POSITIONS US WELL FROM A LIQUIDITY PERSPECTIVE. 105% 100% 95% 92.68% 91.06% 90% 87.3% 85% NOT TO SCALE TO NOT 80% E 75% AG VER 70% MEDIAN A NWBI STBA SMMF TSC LKFN UCFC FDEF CTBI SRCE TMP FCF UNIV. HBNC PRK UNIV. SYBT FISI CCNE FMNB GABC CHCO PEBO FRME THFF $1-$10B $1-$10B Source: S&P Global Market Intelligence 41 Data as of December 31, 2019

EARNING ASSET MIX NASDAQ: PEBO FROM 2013 TO 2018, THE PERCENTAGE OF EARNING ASSETS COMPOSED OF INVESTMENTS DECREASED. IN 2019, THE INCREASE IN PERCENTAGEEarning OF EARNING Asset ASSETSMix IS DUE TO THE FIRST PRESTONSBURG ACQUISITION, WHICH PROVIDED ADDITIONAL LIQUIDITY. ���� ��� 76% 74% 73% 74% 72% ���� PERCENTAGE OF TOTAL EARNING ASSETS 69% 70% ��� ���� 64% ���� ��� ���� ��� ���� (IN $BILLIONS) ���� ��� TOTAL EARNING ASSETS EARNING ASSETS TOTAL ���� 36% ��� ���� 31% 30% 28% 27% 26% 26% 24% ���� ��� ����� ����� ����� ����� ����� ����� ����� ����� INVESTMENTS LOANS INVESTMENTS % LOANS % ® WORKING TOGETHER. BUILDING SUCCESS. 42

PRUDENT USE OF CAPITAL NASDAQ: PEBO ACQUISITIONS • Bank acquisitions completed in 2014 (3), 2015 (1), 2018 (1), and 2019 (1) • Insurance acquisitions completed in 2014 (1), 2015 (1), 2017 (2), and 2020 (1) • One investment acquisition was completed in 2016 • One premium finance acquisition expected to close in Q3 2020 CAPITAL PRIORITIES • Organic growth • Dividends • Acquisition activities DIVIDENDS • $0.15 quarterly dividend in Q1 2016 has increased to $0.34 in the most recent quarter. • Consistently evaluate dividend and adjust accordingly – annualized dividend yield at March 31, 2020 was 6.12%. • On a percentage basis, dividend growth has outpaced earnings per share growth for the last two years. 43 nue� Reve tment ves In INSURANCE & INVESTMENT INCOME COMPOSITION NASDAQ: PEBO estment Income Composition Insurance and Investment Income Composition TOTAL INSURANCE REVENUE TOTAL INVESTMENT REVENUE FOR Q1 2020 FOR Q1 2020 Insurance$4.1 MILLION Revenue� $3.3Investment MILLION Revenue� Insurance and Inv enue� 5 4 1 3 Insurance Rev 3 1 2 2 1 P&C COMMERCIAL LINES 49.6% 1 FIDUCIARY 49.8% 2 PERFORMANCE BASED 31.3% 2 BROKERAGE 35.5% 3 P&C PERSONAL LINES 13.1% 3 EMPLOYEE BENEFITS 14.7% 4 OTHER 3.6% 5 LIFE & HEALTH 2.5% ® WORKING TOGETHER. BUILDING SUCCESS. 44

Q1 2020 APPENDIX NON-US GAAP MEASURES NASDAQ: PEBO PRE-PROVISION NET REVENUE Pre-provision net revenue (PPNR) has become a key financial measure used by federal bank regulatory agencies when assessing the capital adequacy of financial institutions. PPNR is defined as net interest income plus total non-interest income (excluding all gains and losses) minus total non-interest expense and, therefore, excludes the provision for loan losses and all gains and/or losses included in earnings. As a result, PPNR represents the earnings capacity that can be either retained in order to build capital or used to absorb unexpected losses and preserve existing capital. ($ in Thousands) FY-14 FY-15 FY-16 FY-17 FY-18 FY-19 YTD-20 PPNR Income before income taxes $ 24,178 $ 14,816 $ 45,282 $ 57,203 $ 54,941 $ 65,358 $ (921) Add: Provision for loan losses 339 14,097 3,539 3,772 5,448 2,504 16,969 Add: Loss on debt extinguishment – – 707 – – – – Add: Loss on OREO 68 530 34 116 35 98 17 Add: Loss on securities – – 1 – 147 – – Add: Loss on other assets 430 696 427 – 469 692 70 Add: Loss on other transactions – 43 – – 76 – – Less: Gain on OREO – – – – 14 – – Less: Gains on securities 398 729 931 2,983 1 164 319 Less: Gains on other assets – – 35 28 76 8 – Less: Gains on other transactions 67 – – 25 168 – Pre-provision net revenue $ 24,550 $ 29,453 $ 49,024 $ 58,055 $ 60,857 $ 68,480 $ 15,816 Average assets (in millions) $ 2,241 $ 3,112 $ 3,320 $ 3,510 $ 3,872 $ 4,222 $ 4,381 Pre-provision net revenue to average assets 1.10% 0.95% 1.48% 1.65% 1.57% 1.62% 1.45% (a) Presented on an annualized basis 45

Q1 2020 APPENDIX NON-US GAAP MEASURES NASDAQ: PEBO PRE-PROVISION NET REVENUE ADJUSTED FOR NON-CORE ITEMS Pre-provision net revenue (PPNR) has become a key financial measure used by federal bank regulatory agencies when assessing the capital adequacy of financial institutions. PPNR adjusted for non-core items is defined as net interest income, excluding acquisition-related costs and pension settlement charges, plus total non-interest income (excluding all gains and losses) minus total non-interest expense and, therefore, excludes the provision for loan losses and all gains and/or losses included in earnings. As a result, PPNR represents the earnings capacity that can be either retained in order to build capital or used to absorb unexpected losses and preserve existing capital. ($ in Thousands) FY-14 FY-15 FY-16 FY-17 FY-18 FY-19 YTD-20 PPNR - adjusted for core Income before income taxes $ 24,178 $ 14,816 $ 45,282 $ 57,203 $ 54,941 $ 65,358 $ (921) Add: System upgrade revenue waived – – 85 – – – – Add: Acquisition-related costs 4,752 10,722 – 341 7,262 7,287 30 Add: System upgrade costs – – 1,259 – – – – Add: Other non-core costs 298 592 – – – 270 153 Add: Pension settlement charges 1,400 459 – 242 267 – 368 Add: Provision for loan losses 339 14,097 3,539 3,772 5,448 2,504 16,969 Add: Loss on debt extinguishment – 520 707 – – – – Add: Loss on OREO 68 529 34 116 35 98 17 Add: Loss on securities – – 1 – 147 – – Add: Loss on other assets 430 696 427 – 469 692 70 Add: Loss on other transactions – 43 – – 76 – – Less: Gain on OREO – – – – 14 – – Less: Gains on securities 398 729 931 2,983 1 164 319 Less: Gains on other assets – – 35 28 76 8 – Less: Gains on other transactions 67 – – 25 168 – – Pre-provision net revenue $ 31,067 $ 41,702 $ 50,368 $ 58,638 $ 68,386 $ 76,037 $ 16,367 Average assets (in millions) $ 2,241 $ 3,112 $ 3,320 $ 3,510 $ 3,872 $ 4,222 $ 4,381 (a)Pre-provision Presented on an annualizednet revenue basis to average assets 1.39% 1.34% 1.52% 1.67% 1.77% 1.80% 1.50% 46

Q1 2020 APPENDIX

# NON-US GAAP MEASURES

NASDAQ: PEBO

## CORE NON-INTEREST INCOME

**Core non-interest income is a financial measure used to evaluate Peoples' recurring non-interest revenue stream. This measure is non-US GAAP since it excludes the impact of all gains and/or losses, and core banking system conversion revenue waived.**

| ($ in Thousands) | FY-14 | FY-15 | FY-16 | FY-17 | FY-18 | FY-19 | YTD-20 |
|---|---|---|---|---|---|---|---|
| Total noninterest income | $ 40,020 | $ 46,382 | $ 50,867 | $ 55,573 | $ 56,754 | $ 64,274 | $ 15,737 |
| Less: net gain (loss) on investment securities | 398 | 729 | 930 | 2,983 | (146) | 164 | 319 |
| Less: net loss on asset disposals and other transactions | (431) | (1,788) | (1,133) | (63) | (334) | (782) | (87) |
| Add: core banking system conversion revenue waived | – | – | 85 | – | – | – | – |
| Core non-interest income excluding gains and losses | $ 40,053 | $ 47,441 | $ 51,155 | $ 52,653 | $ 57,234 | $ 64,892 | $ 15,505 |

## CORE NON-INTEREST EXPENSE

**Core non-interest expense is a financial measure used to evaluate Peoples' recurring expense stream. This measure is non-US GAAP since it excludes the impact of core banking system conversion expenses, acquisition-related expenses, pension settlement charges, and other non-recurring expenses.**

| ($ in Thousands) | FY-14 | FY-15 | FY-16 | FY-17 | FY-18 | FY-19 | YTD-20 |
|---|---|---|---|---|---|---|---|
| Total non-interest expense | $ 85,009 | $ 115,081 | $ 106,911 | $ 107,975 | $ 125,977 | $ 137,250 | $ 34,325 |
| Less: system conversion expenses | – | – | 1,259 | – | – | – | – |
| Less: acquisition related expenses | 4,752 | 10,722 | – | 341 | 7,262 | 7,287 | 30 |
| Less: pension settlement charges | 1,400 | 459 | – | 242 | 267 | – | 368 |
| Less: other non-core charges | 298 | 592 | – | – | – | 270 | 153 |
| Core noninerest expense | $ 78,559 | $ 103,308 | $ 105,652 | $ 107,392 | $ 118,448 | $ 129,693 | $ 33,774 |

47

Q1 2020 APPENDIX
NON-US GAAP MEASURES
NASDAQ: PEBO

## EFFICIENCY RATIO

**The efficiency ratio is a key financial measure used to monitor performance. The efficiency ratio is calculated as total non-interest expense (less amortization of other intangible assets) as a percentage of fully tax-equivalent net interest income plus total non-interest income excluding all gains and all losses. This measure is non-US GAAP since it excludes amortization of other intangible assets and all gains and/or losses included in earnings, and uses fully tax-equivalent net interest income.**

| ($ in Thousands) | FY-14 | FY-15 | FY-16 | FY-17 | FY-18 | FY-19 | YTD-20 |
|---|---|---|---|---|---|---|---|
| Total noninterest expense | $ 85,009 | $ 115,081 | $ 106,911 | $ 107,975 | $ 125,977 | $ 137,250 | $ 34,325 |
| Less: amortization on other intangible assets | 1,428 | 4,077 | 4,030 | 3,516 | 3,338 | 3,359 | 729 |
| Adjusted total non-interest expense | 83,581 | 111,004 | 102,881 | 104,459 | 122,639 | 133,891 | 33,596 |
| Total non-interest income excluding net gains and losses | 40,053 | 47,441 | 51,070 | 52,653 | 57,234 | 64,892 | 15,505 |
| Net interest income | 69,506 | 97,612 | 104,865 | 113,377 | 129,612 | 140,838 | 34,636 |
| Add: fully taxable equivalent adjustment | 1,335 | 1,978 | 2,027 | 1,912 | 881 | 1,068 | 272 |
| Net interest income on a fully taxable equivalent basis | 70,841 | 99,590 | 106,892 | 115,289 | 130,493 | 141,906 | 34,908 |
| Adjusted revenue | $ 110,894 | $ 147,031 | $ 157,962 | $ 167,942 | $ 187,727 | $ 206,798 | $ 50,413 |
| Efficiency ratio | 75.37% | 75.50% | 65.13% | 62.20% | 65.33% | 64.74% | 66.64% |
| Core non-interest expense | $ 78,559 | $ 103,308 | $ 105,652 | $ 107,392 | $ 118,448 | $ 129,693 | $ 33,774 |
| Less: amortization on other intangible assets | 1,428 | 4,077 | 4,030 | 3,516 | 3,338 | 3,359 | 729 |
| | 77,131 | 99,231 | 101,622 | 103,876 | 115,110 | 126,334 | 33,045 |
| Core non-interest income excluding gains and losses | 40,053 | 47,441 | 51,070 | 52,653 | 57,234 | 64,892 | 15,505 |
| Net interest income on a fully taxable equivalent basis | 70,841 | 99,590 | 106,892 | 115,289 | 130,493 | 141,906 | 34,908 |
| Adjusted core revenue | 110,894 | 147,031 | 157,962 | 167,942 | 187,727 | 206,798 | 50,413 |
| Efficiency ratio adjusted for non-core items | 69.55% | 67.49% | 64.33% | 61.85% | 61.32% | 61.09% | 65.55% |

48

Q1 2020 APPENDIX
NON-US GAAP MEASURES
NASDAQ: PEBO

## TANGIBLE EQUITY TO TANGIBLE ASSETS AND TANGIBLE BOOK VALUE PER SHARE

**Peoples uses tangible capital measures to evaluate the adequacy of Peoples' stockholders' equity. Such ratios represent non-US GAAP financial measures since the calculation removes the impact of goodwill and other intangible assets acquired through acquisitions on both total stockholders' equity and total assets. Management believes this information is useful to investors since it facilitates the comparison of Peoples' operating performance, financial condition and trends to peers, especially those without a level of intangible assets similar to that of Peoples. The following table reconciles the calculation of these non-US GAAP financial measures to amounts reported in Peoples' consolidated financial statements.**

| ($ in Thousands) | FY-14 | FY-15 | FY-16 | FY-17 | FY-18 | FY-19 | YTD-20 |
|---|---|---|---|---|---|---|---|
| Tangible equity | | | | | | | |
| Total stockholders equity | $ 340,118 | $ 419,789 | $ 435,261 | $ 458,592 | $ 520,140 | $ 594,393 | $ 583,721 |
| Less: goodwill and other intangible assets | 109,158 | 149,617 | 146,018 | 144,576 | 162,085 | 177,503 | 177,447 |
| Tangible equity | 230,960 | 270,172 | 289,243 | 314,016 | 358,055 | 416,890 | 406,274 |
| Tangible assets | | | | | | | |
| Total assets | $ 2,567,769 | $ 3,258,970 | $ 3,432,348 | $ 3,581,686 | $ 3,991,454 | $ 4,354,165 | $ 4,469,120 |
| Less: goodwill and other intangible assets | 109,158 | 149,617 | 146,018 | 144,576 | 162,085 | 177,503 | 177,447 |
| Tangible assets | 2,458,611 | 3,109,353 | 3,286,330 | 3,437,110 | 3,829,369 | 4,176,662 | 4,291,673 |
| Tangible equity to tangible assets | 9.39% | 8.69% | 8.80% | 9.14% | 9.35% | 9.98% | 9.47% |
| Tangible book value per share | | | | | | | |
| Tangible equity | $ 230,960 | $ 270,172 | $ 289,243 | $ 314,016 | $ 358,055 | $ 416,890 | $ 406,274 |
| Common shares outstanding | 14,836,727 | 18,404,864 | 18,200,067 | 18,287,449 | 19,565,029 | 20,698,941 | 20,346,843 |
| Tangible book value per share | $ 15.57 | $ 14.68 | $ 15.89 | $ 17.17 | $ 18.30 | $ 20.14 | $ 19.97 |

49

Q1 2020 APPENDIX
NON-US GAAP MEASURES
NASDAQ: PEBO

## RETURN ON AVERAGE ASSETS ADJUSTED FOR NON-CORE ITEMS

**The return on average assets adjusted for non-core items represents an non-US GAAP financial measure since it excludes the release of the deferred tax asset valuation allowance, the impact of the Tax Cuts and Jobs Act on the remeasurement of deferred tax assets and deferred tax liabilities, and the after-tax impact of all gains and losses, acquisition-related expenses and pension settlement charges.**

| ($ in Thousands) | FY-14 | FY-15 | FY-16 | FY-17 | FY-18 | FY-19 | YTD-20 |
|---|---|---|---|---|---|---|---|
| Return on average assets | | | | | | | |
| Annualized net income | $ 16,684 | $ 10,941 | $ 31,157 | $ 38,471 | $ 46,255 | $ 53,695 | $ (3,077) |
| Total average assets | 2,240,534 | 3,111,853 | 3,320,447 | 3,510,274 | 3,871,832 | 4,222,482 | 4,381,627 |
| Return on average assets | 0.74% | 0.35% | 0.94% | 1.10% | 1.19% | 1.27% | -0.07% |
| | | | | | | | |
| Return on average assets adjusted for non-core items | | | | | | | |
| Annualized net income | $ 16,684 | $ 10,941 | $ 31,157 | $ 38,471 | $ 46,255 | $ 53,695 | $ (3,077) |
| Add: core banking system conversion revenue waived, net of tax | – | – | 55 | – | – | – | – |
| Add: net loss on investment securities, net of tax | – | – | – | – | 115 | – | – |
| Less: net gain on investment securities, net of tax | (259) | (474) | (605) | (1,939) | – | (130) | (1,014) |
| Add: net loss on asset disposals, net of tax | 280 | 1,162 | 736 | 41 | 264 | 618 | 278 |
| Add: system conversion expenses, net of tax | – | – | 818 | – | – | – | – |
| Add: acquisition related expenses, net of tax | 3,089 | 6,969 | – | 222 | 5,737 | 5,757 | 97 |
| Add: pension settlement charges, net of tax | 910 | 298 | – | 157 | 211 | – | 1,170 |
| Add: other non-core charges, net of tax | 194 | 385 | – | – | – | 213 | 487 |
| Less: release of deferred tax asset valuation | – | – | – | – | (805) | – | – |
| Less: impact of Tax Cuts and Jobs Act on deferred tax liability | – | – | – | – | (705) | – | – |
| Add: impact of Tax Cuts and Jobs Act on deferred tax assets | – | – | – | 897 | – | – | – |
| Net income adjusted for non-core items | $ 20,898 | $ 19,281 | $ 32,161 | $ 37,849 | $ 51,072 | $ 60,153 | $ (2,059) |
| Total average assets | 2,240,534 | 3,111,853 | 3,320,447 | 3,510,274 | 3,871,832 | 4,222,482 | 4,381,627 |
| Return on average assets adjusted for non-core items | 0.93% | 0.62% | 0.97% | 1.08% | 1.32% | 1.42% | -0.05% |

(a) Tax effect is calculated using a 21% federal statutory tax rate for the 2018 periods and 35% for the 2017 period.

50

Q1 2020 APPENDIX NON-US GAAP MEASURES NASDAQ: PEBO RETURN ON AVERAGE TANGIBLE STOCKHOLDERS’ EQUITY The return on average tangible stockholders' equity ratio is a key financial measure used to monitor performance. It is calculatedRETURN as ONnet AVERAGE income (less TANGIBLEafter-tax impactSTOCKHOLDERS’of amortization EQUITYof other intangible assets) dividedThe return by averageon averagetangibletangiblestockholders'stockholders'equity. Thisequitymeasureratio isis nona key-US GAAPfinancialsincemeasureit excludesusedthetoaftermonitor-tax impactperformanceof amortization. It is calculatedof otherasintangiblenet incomeassets(lessfromafterearnings-tax impact andof theamortizationimpact of goodwillof otherandintangible other intangibleassets) assetsdividedacquiredby average throughtangibleacquisitionsstockholders'on totalequitystockholders'. This measureequityis. non-US GAAP since it excludes the after-tax impact of amortization of other intangible assets from earnings and the impact of goodwill and other intangible assets acquired through acquisitions on total stockholders'equity. ($ in Thousands) FY-14 FY-15 FY-16 FY-17 FY-18 FY-19 YTD-20 Annualized net income $ 16,684 $ 10,941 $ 31,157 $ 38,471 $ 46,255 $ 53,695 $ (3,077) Add: amortization of other intangible assets 1,428 4,077 4,030 3,516 3,338 3,359 2,932 Less: tax effect of amortization of other intangible assets 500 1,427 1,411 1,231 701 705 615 Annualized net income excluding the amortization of intangible assets 17,612 13,591 33,776 40,756 48,892 56,349 (760) Average tangible equity Total average equity 270,689 407,296 432,666 450,379 488,139 566,123 596,246 Less: average goodwill and other intangible assets 87,821 144,013 147,981 144,696 158,115 173,529 177,984 Average tangible equity 182,868 263,283 284,685 305,683 330,024 392,594 418,262 Return on average equity Annualized net income $ 16,684 $ 10,941 $ 31,157 $ 38,471 $ 46,255 $ 53,695 $ (3,077) Total average equity 270,689 407,296 432,666 450,379 488,139 566,123 596,246 Return on average equity 6.16% 2.69% 7.20% 8.54% 9.48% 9.48% -0.52% Return on average tangible equity Annualized net income excluding the amortization of intangible assets $ 17,612 $ 13,591 $ 33,776 $ 40,756 $ 48,892 $ 56,349 $ (760) Average tangible equity 182,868 263,283 284,685 305,683 330,024 392,594 418,262 Return on average tangible equity 9.63% 5.16% 11.86% 13.33% 14.81% 14.35% -0.18% (a) T ax effect is calculated using a 21% federal statutory tax rate for the 2019 and 2018 periods, and a 35% federal statutory tax rate for all other periods shown. Return on average equity adjusted for non-core items Annualized net income $ 16,684 $ 10,941 $ 31,157 $ 38,471 $ 46,255 $ 53,695 $ (3,077) Add: core(a) Tbanking ax effect is system calculated conversion using a 21% federal revenue statutory waived,tax rate net for thofe 2019tax and 2018 periods , and – a 35% federal statutory – tax rate for all other 55 periods shown. – – – – Add: net loss on investment securities, net of tax – – – – 115 – – Less: net gain on investment securities, net of tax (259) (474) (605) (1,939) – 130 (1,014) 51 Add: net loss on asset disposals, net of tax 280 1,162 736 41 264 618 278 Add: system conversion expenses, net of tax – – 818 – – – – Add: acquisition related expenses, net of tax 3,089 6,969 – 222 5,737 5,757 97 Add: pension settlement charges, net of tax 910 298 – 157 211 – 1,170 Add: other non-core charges, net of tax 194 385 – – – 213 487 Less: release of deferred tax asset valuation – – – – (805) – – Less: impact of Tax Cuts and Jobs Act on deferred tax liability – – – – (705) – – Add: impact of Tax Cuts and Jobs Act on deferred tax assets – – – 897 – – – Net income adjusted for non-core items $ 20,898 $ 19,281 $ 32,161 $ 37,849 $ 51,072 $ 60,413 $ (2,059) Average tangible equity 270,689 407,296 432,666 450,379 488,139 566,123 596,246 Return on average equity adjusted for non-core items 7.72% 4.73% 7.43% 8.40% 10.46% 10.67% -0.35% Return on average tangible equity adjusted for non-core items Net income adjusted for non-core items $ 20,898 $ 19,281 $ 32,161 $ 37,849 $ 51,072 $ 60,413 $ (2,059) Average tangible equity 182,868 263,283 284,685 305,683 330,024 392,594 418,262 Return on average tangible equity adjusted for non-core items 11.43% 7.32% 11.30% 12.38% 15.48% 15.39% -0.49%

($ in Thousands) FY-14 FY-15 FY-16 FY-17 FY-18 FY-19 YTD-20 Annualized net income $ 16,684 $ 10,941 $ 31,157 $ 38,471 $ 46,255 $ 53,695 $ (3,077) Add: amortization of other intangible assets 1,428 4,077 4,030 3,516 3,338 3,359 2,932 Less: tax effect of amortization of other intangible assets 500 1,427 1,411 1,231 701 705 615 Annualized net income excluding the amortization of intangible assets 17,612 13,591 33,776 40,756Q1 2020 48,892 APPENDIX 56,349 (760) Average tangible equity NON-US GAAP MEASURES Total average equity 270,689 407,296 432,666 450,379 488,139 566,123 596,246 Less: average goodwill and other intangible assets 87,821 144,013 147,981 144,696 158,115 NASDAQ: 173,529 PEBO 177,984 Average tangible equity 182,868 263,283 284,685 305,683 330,024 392,594 418,262 Return on average equityRETURN ON AVERAGE STOCKHOLDERS’ EQUITY ADJUSTED FOR NON-CORE ITEMS Annualized net income $ 16,684 $ 10,941 $ 31,157 $ 38,471 $ 46,255 $ 53,695 $ (3,077) The return on average stockholders’ equity adjusted for non-core items represents an non-US GAAP financial measure Total averagesince equityit excludes the release of the deferred tax asset 270,689valuation 407,296allowance, 432,666the impact 450,379of the Tax 488,139Cuts and 566,123Jobs Act on 596,246 Return onthe averageremeasurement equityRETURNRETURN of ONONdeferred AVERAGEAVERAGEtax assets STOCKHOLDERS’STOCKHOLDERS’and deferred6.16%tax EQUITY EQUITYliabilities, 2.69% ADJUSTEDADJUSTEDand 7.20%the after FORFOR-tax 8.54% NONNONimpact--CORECORE 9.48%of all ITEMSITEMSgains 9.48%and losses, -0.52% TheacquisitionThe returnreturn-onrelatedon averageaverage expensesstockholders’stockholders’and pensionequityequitysettlementadjustedadjustedchargesforfor nonnon.--corecore itemsitems representsrepresents anan nonnon--USUS GAAPGAAP financialfinancial measuremeasure Return on average tangible equity sincesince itit excludesexcludes thethe releaserelease ofof thethe deferreddeferred taxtax assetasset valuationvaluation allowance,allowance, thethe impactimpact ofof thethe TaxTax CutsCuts andand JobsJobs ActAct onon Annualized net income excluding the amortization of intangible assets $ 17,612 $ 13,591 $ 33,776 $ 40,756 $ 48,892 $ 56,349 $ (760) thethe remeasurementremeasurement ofof deferreddeferred taxtax assetsassets andand deferreddeferred taxtax liabilities,liabilities, andand thethe afterafter--taxtax impactimpact ofof allall gainsgains andand losses,losses, Average acquisitiontangibleacquisition equity--relatedrelatedexpensesexpensesandandpensionpension settlementsettlement 182,868chargescharges . . 263,283 284,685 305,683 330,024 392,594 418,262 Return($ in Thousands) on average tangible equity FY-149.63% FY-15 5.16% FY-16 11.86% FY-17 13.33% FY-18 14.81% FY-19 14.35% YTD-20 -0.18% ReturnAnnualized on average net income equity adjusted for non-core items $ 16,684 $ 10,941 $ 31,157 $ 38,471 $ 46,255 $ 53,695 $ (3,077) AnnualizedAdd: amortization net income of other intangible assets $ 16,684 1,428 $ 10,941 4,077 $ 31,157 4,030 $ 38,471 3,516 $ 46,255 3,338 $ 53,695 3,359 $ (3,077) 2,932 Add:Less: core tax bankingeffect of system amortization conversion of other revenue intangible waived, assets net of tax – 500 1,427– 1,411 55 1,231– – 701 – 705 – 615 Add:Annualized net loss neton investmentincome excluding securities, the netamortization of tax of intangible assets 17,612 – 13,591 – 33,776 – 40,756 – 48,892 115 56,349 – – (760) Less: net gain on investment securities, net of tax (259) (474) (605) (1,939) – 130 (1,014) Add:Average net loss tangible on asset equity disposals, net of tax 280 1,162 736 41 264 618 278 Add:Total system average conversion equity expenses, net of tax 270,689 – 407,296 – 432,666 818 450,379 – 488,139 – 566,123 – 596,246 – Add:Less: acquisition average goodwill related expenses, and other netintangible of tax assets 3,08987,821 144,013 6,969 147,981 – 144,696 222 158,115 5,737 173,529 5,757 177,984 97 Add:Average pension tangible settlement equity charges, net of tax 182,868 910 263,283 298 284,685 – 305,683 157 330,024 211 392,594 – 418,262 1,170 Add: other non-core charges, net of tax 194 385 – – – 213 487 Less:Return release on averageof deferred equity tax asset valuation – – – – (805) – – Less:Annualized impact ofnet Tax income Cuts and Jobs Act on deferred tax liability $ 16,684 – $ 10,941 – $ 31,157 – $ 38,471 – $ 46,255 (705) $ 53,695 – $ (3,077) – Add:Total impact average of Taxequity Cuts and Jobs Act on deferred tax assets 270,689 – 407,296 – 432,666 – 450,379 897 488,139 – 566,123 – 596,246 – NetReturn income on adjusted average for equity non-core items $ 20,8986.16%$ 19,281 2.69%$ 32,161 7.20%$ 37,849 8.54%$ 51,072 9.48%$ 60,413 9.48%$ (2,059) -0.52% Average tangible equity 270,689 407,296 432,666 450,379 488,139 566,123 596,246 ReturnReturn on on average average equity tangible adjusted equity for non-core items 7.72% 4.73% 7.43% 8.40% 10.46% 10.67% -0.35% Annualized net income excluding the amortization of intangible assets $ 17,612 $ 13,591 $ 33,776 $ 40,756 $ 48,892 $ 56,349 $ (760) ReturnAverage on tangible average equity tangible equity adjusted for non-core items 182,868 263,283 284,685 305,683 330,024 392,594 418,262 NetReturn income on adjusted average for tangible non-core equity items $ 20,8989.63%$ 19,281 5.16%$ 32,161 11.86%$ 37,849 13.33%$ 51,072 14.81%$ 60,413 14.35%$ (2,059) -0.18% Average tangible equity 182,868 263,283 284,685 305,683 330,024 392,594 418,262 (a) Tax effect is calculated using a 21% federal statutory tax rate for the 2019and 2018 periods and 35% for the 2017 period. ReturnReturn on on average average tangible equity adjustedequity adjusted for non-core for non-core items items 11.43% 7.32% 11.30% 12.38% 15.48% 15.39% -0.49% Annualized net income $ 16,684 $ 10,941 $ 31,157 $ 38,471 $ 46,255 $ 53,695 $ (3,077) Add: core banking system conversion revenue waived, net of tax – – 55 – – – – (a)(a) Tax Tax effect effect is is calculatedcalculated using using a a 21%21% federal federal statutory statutory taxtax raterate for for th thee 2019and2019and 2018 2018 periodsperiodsandand 35%35% for for the the 2017 2017 period. period. Add: net loss on investment securities, net of tax – – – – 115 – – Less: net gain on investment securities, net of tax (259) (474) (605) (1,939) – 130 (1,014) Add: net loss on asset disposals, net of tax 280 1,162 736 41 264 618 278 Add: system conversion expenses, net of tax – – 818 – – – – 52 Add: acquisition related expenses, net of tax 3,089 6,969 – 222 5,737 5,757 97 Add: pension settlement charges, net of tax 910 298 – 157 211 – 1,170 Add: other non-core charges, net of tax 194 385 – – – 213 487 Less: release of deferred tax asset valuation – – – – (805) – – Less: impact of Tax Cuts and Jobs Act on deferred tax liability – – – – (705) – – Add: impact of Tax Cuts and Jobs Act on deferred tax assets – – – 897 – – – Net income adjusted for non-core items $ 20,898 $ 19,281 $ 32,161 $ 37,849 $ 51,072 $ 60,413 $ (2,059) Average tangible equity 270,689 407,296 432,666 450,379 488,139 566,123 596,246 Return on average equity adjusted for non-core items 7.72% 4.73% 7.43% 8.40% 10.46% 10.67% -0.35% Return on average tangible equity adjusted for non-core items Net income adjusted for non-core items $ 20,898 $ 19,281 $ 32,161 $ 37,849 $ 51,072 $ 60,413 $ (2,059) Average tangible equity 182,868 263,283 284,685 305,683 330,024 392,594 418,262 Return on average tangible equity adjusted for non-core items 11.43% 7.32% 11.30% 12.38% 15.48% 15.39% -0.49%

NASDAQ: PEBO CHUCK SULERZYSKI President and Chief Executive Officer P: 740.374.6163 C: 740.516.7584 Chuck.Sulerzyski@pebo.com JOHN C. ROGERS Executive Vice President Chief Financial Officer and Treasurer P: 740.376.7108 C: 412.952.1553 John.Rogers@pebo.com Peoples Bancorp® is a federally registered service mark of Peoples Bancorp Inc. The three arched ribbons logo and Working Together. Building Success.® are federally registered services marks of Peoples Bank. peoplesbancorp.com 531